UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 2, 2010

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting held on April 1, 2010, the Compensation Committee of the Board of Directors of Nautilus, Inc. (the “Company”) approved the grant, on April 2, 2010, of equity compensation to certain of the Company’s “named executive officers,” as defined in Item 402 of Regulation S-K. The equity grants, which are listed below, included options to purchase shares of the Company’s common stock and Performance Unit Awards, both issued under the Company’s 2005 Long Term Incentive Plan. The options vest in three equal annual installments, beginning on April 2, 2011. The options expire on April 2, 2017. The Performance Units vest annually over three years, provided that the price of the Company’s common stock is equal to two times the grant date stock price, and remains so for 20 of 30 consecutive trading days. The target stock price must be achieved within three years following the grant of the performance units, or the award is forfeited.

Officer	Title	Stock Options	Performance Unit Awards
McMahon, William	SVP, General Manager	56,000	40,000
Fish, Kenneth	Chief Financial Officer	21,000	40,000
Bolio, Wayne	SVP, Law & General Counsel	9,250	16,500
Neal, Ryan	VP, General Manager Retail	9,250	16,500
Marsh, Deborah	SVP, Human Resources	9,250	16,500
Howe, Caroline	VP, Marketing	9,250	16,500

Total Grants to Officers		114,000	146,000

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

April 7, 2010	By:	/s/ Wayne M. Bolio
Wayne M. Bolio
Secretary

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